Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Heritage Distilling Holding Company, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	11,061,211	$0.4550	$5,032,851.01	0.0001531	$770.53
Fees to be Paid	Equity	Common Stock issuable upon the exercise of warrants	(2)	Other	414,678,994	0.4550	188,678,942.27	0.0001531	28,886.75
Fees to be Paid	Equity	Common Stock issuable upon the conversion of the Company's outstanding shares of Series B Convertible Preferred Stock	(3)	Other	801,193	$0.4550	$364,542.82	0.0001531	$55.81

Total Offering Amounts:							$194,076,336.10		29,713.09
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$29,713.09

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Heritage Distilling Holding Company, Inc. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Stock.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on August 25, 2025.

All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Heritage Distilling Holding Company, Inc. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Stock.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on August 25, 2025.

All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Heritage Distilling Holding Company, Inc. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Stock.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on August 25, 2025.

All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders.